UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 6, 2012

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

440 Wolfe Road

Sunnyvale, California 94085

(Address of principal executive offices)

818-746-5816

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2012, Mimvi, Inc. (the “Company”) entered into a Subscription Agreement (the “Purchase Agreement”), with the effective date as of June 30, 2012, with the purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue to the Purchasers, severally and not jointly, in one or more closings 10% unsecured promissory notes in the aggregate principal amount of up to $250,000 ( “Notes”) and warrants to purchase up to 1,000,000 shares of the common stock, par value $0.001 per share, of the Company (the “Warrants”). The Notes have a maturity date of 100 days after issuance. The Warrants have an initial exercise price of $0.25 per share, which is subject to adjustment, and will be exercisable for a period of five years. As of the date of this Report, the Company has issued pursuant to the Subscription Agreement Notes in the aggregate principal amount of $100,000.

A copy each of the Subscription Agreement, the form of Note and the form of Warrant is attached hereto as Exhibits 10.1, 10.2, and 4.1, respectively, and is incorporated herein by reference.

The foregoing summary of the transaction contemplated by the Subscription Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has entered into the Subscription Agreement, dated as of June 30, 2012, pursuant to which it agreed to issue the Notes and the Warrants to the Purchasers. The Notes will bear interest at a rate of 10% per annum, will be unsecured, and will be due and payable on the earlier of 100 days after issuance or upon an acceleration in accordance with the Notes. The Company may prepay the Notes, without penalty or premium, at any time and from time to time. Payment of the obligations under the Notes may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Notes when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain proceedings are commenced against the collateral securing the payment of the Notes; (v) certain material judgments are rendered against the Company; and (vi) the occurrence of certain voluntary and involuntary bankruptcy proceedings.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Notes and Warrants and the shares of common stock issuable upon exercise thereof to the Purchasers in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

4.1	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Form of Unsecured 10% Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: July 09, 2012	By:	/s/ Michael Poutre
Michael Poutre
Chief Executive Officer